EquiCredit
Corporation



                  SERVICER'S ANNUAL STATEMENT AS TO COMPLIANCE
                    Series EQCC Home Equity Loan Trust 1998-1
                    Series EQCC Home Equity Loan Trust 1998-2
                    Series EQCC Home Equity Loan Trust 1998-3
                    Series EQCC Home Equity Loan Trust 1998-4



     I, Gloria J. Roberts, Vice President of EquiCredit Corporation of America and a responsible officer as defined in the Pooling and Servicing Agreements dated as of April 1, 1998 for Series EQCC Home Equity Loan Trust 1998-1; June 1, 1998 for Series EQCC Home Equity Loan Trust 1998-2; September 1, 1998 for Series EQCC Home Equity Loan Trust 1998-3; December 1, 1998 for Series EQCC Home Equity Loan Trust 1998-4 (collectively the "Agreements" ) by and among U.S. Bank
National  Association  ("Trustee")  and  EquiCredit Corporation of America, (the
"Representative" and "Servicer") and the Depositors listed in the Agreements (the "Depositors") in such capacity hereby certify:

     (i) The Servicer has fully complied with the provisions of Articles V and VII of the Agreements, and,

     (ii) a review of the activities of the Servicer during the preceding year ended December 31, 1998 and its performance under the Agreements has been made under my supervision, and

     (iii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreements throughout such preceding year.





                              EQUICREDIT  CORPORATION  OF  AMERICA
                              Representative  and  Servicer  for
                              EQCC  Home  Equity  Loan  Trust  1998-1
                              EQCC  Home  Equity  Loan  Trust  1998-2
                              EQCC  Home  Equity  Loan  Trust  1998-3
                              EQCC  Home  Equity  Loan  Trust  1998-4



                              By:  /s/Gloria J. Roberts
                                 -------------------------------------
Dated:  March  31,  1999              Gloria J. Roberts,  Vice President
------------------------



                                                                 Exhibit  99.1

                Loan Servicing Report of Independent Accountants

March  16,  1999

To  the  Board  of  Directors  of
EquiCredit  Corporation


We have examined management's assertion about EquiCredit Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 1998 for the following securitizations: OSCC 1993-2, EQCC 1993-3, EQCC 1993-4, EQCC 1994-1, EQCC 1994-2, EQCC 1994-3, EQCC 1994-4, EQCC 1995-1, EQCC 1995-2, EQCC 1995-3, EQCC
1995-4,  EQCC  1996-1,  EQCC  1996-2, EQCC 1996-3, EFT 1996-A, EQCC 1996-2, EQCC
1997-1,  EFT  1997-A,  EQCC  1997-2,  EQCC 1997-3, EFT 1997-B, EQCC 1998-1, EQCC
1998-2, EQCC 1998-3 and EQCC 1998-4, included in the accompanying management assertion. Management is responsible for EquiCredit Corporation's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about EquiCredit Corporation's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on EquiCredit Corporation's compliance with the minimum servicing standards.

In our opinion, management's assertion that EquiCredit Corporation complied with the aforementioned minimum servicing standards as of and for the period ended December 31, 1998, except as noted in Attachment I, is fairly stated, in all material respects.



/s/  PriceWaterhouseCoopers
---------------------------


                                                                 Exhibit  99.2

EQUICREDIT
CORPORATION

March  16,  1999


PricewaterhouseCoopers  LLP
NationsBank  Corporate  Center
Suite  5400
100  North  Tryon  Street
Charlotte,  NC  28202

Dear  Sirs:

In connection with your examination of our assertion that EquiCredit Corporation (the "Company") complied with the minimum servicing standards in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 1998 for the following securitizations: OSCC 1993-2, EQCC 1993-3, EQCC 1993-4, EQCC 1994-1, EQCC 1994-2, EQCC 1994-3, EQCC 1994-4, EQCC 1995-1, EQCC 1995-2, EQCC 1995-3, EQCC
1995-4,  EQCC  1996-1,  EQCC  1996-2, EQCC 1996-3, EFT 1996-A, EQCC 1996-2, EQCC
1997-1,  EFT  1997-A,  EQCC  1997-2,  EQCC 1997-3, EFT 1997-B, EQCC 1998-1, EQCC
1998-2, EQCC 1998-3 and EQCC 1998-4, except as noted in Attachment I, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to express an opinion on management's assertion about compliance with the minimum servicing standards. Accordingly, we make the following representations, which are true to the best of our knowledge and belief in all material respects:

The Company has substantially complied with all the requirements of the Uniform Single Attestation Program for Mortgage Bankers, as they apply to the following securitizations serviced for others by the Company: OSCC 1993-2, EQCC 1993-3, EQCC 1993-4, EQCC 1994-1, EQCC 1994-2, EQCC 1994-3, EQCC 1994-4, EQCC 1995-1,
EQCC  1995-2,  EQCC  1995-3, EQCC 1995-4, EQCC 1996-1, EQCC 1996-2, EQCC 1996-3,
EFT  1996-A, EQCC 1996-2, EQCC 1997-1, EFT 1997-A, EQCC 1997-2, EQCC 1997-3, EFT
1997-B,  EQCC  1998-1,  EQCC  1998-2,  EQCC  1998-3  and  EQCC  1998-4  (the
"Securitizations"),  except  as  noted  in  Attachment  I.

With respect to the Securitizations, the Company maintains fidelity or surety bond insurance with a qualified insurer with coverage limits and deductibles that meet investor requirements, as defined in the respective Pooling and Servicing Agreement at December 31, 1998.

We are not aware of (a) any irregularities involving management or employees who have significant roles in the system of internal accounting control over the processing of transactions and maintenance of records related to loans serviced for others, or any irregularities involving other employees or loan balances of loans serviced for others, or (b) any violations or possible violations of law, regulations, or contracts for the servicing of loans for others, which should be considered for disclosure in the report on procedures performed in accordance with USAP.

All bank accounts held in trust are in the name of the Company in trust for the applicable investor and all bank accounts held in trust for others are maintained in an institution that is a member of the Federal Deposit Insurance Corporation (FDIC).

We are responsible for complying with the minimum servicing standards in the USAP.

We are responsible for establishing and maintaining an effective internal control structure over compliance with the minimum servicing standards.



                                                                 Exhibit  99.2

We have performed an evaluation of the Company's compliance with the minimum servicing standards.

As of and for the year ended December 31, 1998, the Company has complied with the minimum servicing standards in all material respects, except as noted in Attachment I.

We have disclosed to you all known noncompliance with the minimum servicing standards.

We have made available to you all documentation related to compliance with the minimum servicing standards.

We have disclosed any communications from regulatory agencies, internal auditors, and other practitioners concerning possible noncompliance with the minimum servicing standards, including communications received through March 16, 1999.

We have disclosed to you any known noncompliance occurring through March 16, 1999.

/s/  Harold  Lewis
------------------
Harold  Lewis,  Executive  Vice  President
EquiCredit  Corporation


/s/  Charles  Cauthen
---------------------
Charles  Cauthen,  Senior  Finance  Executive
Bank  of  America  Corporation


/s/  Jay  Bray
--------------
Jay  Bray,  Chief  Financial  Officer
EquiCredit  Corporation


                                                                 Exhibit  99.2

EQUICREDIT
CORPORATION

March  16,  1999                                        Attachment  I

PricewaterhouseCoopers  LLP
NationsBank  Corporate  Center
Suite  5400
100  North  Tryon  Street
Charlotte,  NC  28202


Dear  Sirs:

As  of  and  for  the  12-month  period  ended  December  31,  1998,  EquiCredit
Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) for the following securitizations: OSCC 1993-2, EQCC 1993-3, EQCC 1993-4, EQCC 1994-1, EQCC 1994-2, EQCC 1994-3, EQCC 1994-4, EQCC 1995-1, EQCC 1995-2, EQCC 1995-3, EQCC
1995-4,  EQCC  1996-1,  EQCC  1996-2, EQCC 1996-3, EFT 1996-A, EQCC 1996-2, EQCC
1997-1,  EFT  1997-A,  EQCC  1997-2,  EQCC 1997-3, EFT 1997-B, EQCC 1998-1, EQCC
1998-2, EQCC 1998-3 and EQCC 1998-4, except as noted below. As of and for this same period, BankAmerica Corporation had in effect a fidelity bond and errors and omissions policy in the amount of $50 million, which includes coverage for EquiCredit Corporation adequate to meet the requirements outlined in the USAP.

In reference to EQCC 1998-3 and EQCC 1998-4, with respect to the USAP minimum servicing standard which requires that loan payments be deposited into the custodial cash account and related bank clearing accounts within two business days of receipt, EquiCredit is not in compliance with the USAP. EquiCredit remits loan payment collections on a monthly basis in accordance with the applicable Pooling and Servicing Agreements.



/s/  Harold  Lewis
------------------
Harold  Lewis,  Executive  Vice  President
EquiCredit  Corporation


/s/  Charles  Cauthen
---------------------
Charles  Cauthen,  Senior  Finance  Executive
Bank  of  America  Corporation


/s/  Jay  Bray
--------------
Jay  Bray,  Chief  Financial  Officer
EquiCredit  Corporation



Exhibit  99.2
<./text>